INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Post Effective Amendment to the Registration Statement on Form N-1A of the Abacus Value Fund, a series of the Northern Lights Fund Trust.

                                                                                            MARCUM & KLIEGMAN LLP

Melville, New York

July 28, 2005